EXHIBIT 99.1

Amphastar Pharmaceuticals Reports Financial Results for the Three Months Ended June 30, 2026

-	Net revenues of $183.9 million for the three months ended June 30, 2026

-	GAAP net income of $30.3 million, or $0.67 per share, for the second quarter

-	Adjusted non-GAAP net income of $40.8 million, or $0.91 per share, for the second quarter

-	Company to hold a conference call today at 2:00 p.m. Pacific Time

RANCHO CUCAMONGA, CA – August 6, 2026 – Amphastar Pharmaceuticals, Inc. (NASDAQ: AMPH) (“Amphastar” or the “Company”), a biopharmaceutical company focused on developing, manufacturing, and commercializing technically challenging generic and proprietary injectable, inhalation, and intranasal products, today reported results for the three months ended June 30, 2026.

“Our second quarter results reflect the continued execution of our long-term strategy to build a more diversified and innovative biopharmaceutical company. While we continued to navigate pricing and competitive dynamics across portions of our portfolio, we successfully achieved key goals including overall revenue growth, expansion of gross margins, meaningful launches of new products, and continued advancement from both our generic and proprietary development pipelines. These results demonstrate the strength of our integrated business model and position us well for long-term sustainable growth,” said Dr. Jack Zhang, Amphastar’s President and Chief Executive Officer.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

	(in thousands, except per share data)
Net revenues	$183,903	$174,414	$355,074	$344,942
GAAP net income	$30,348	$31,030	$36,768	$56,315
Adjusted non-GAAP net income*	$40,759	$40,893	$60,237	$77,764
GAAP diluted EPS	$0.67	$0.64	$0.81	$1.15
Adjusted non-GAAP diluted EPS*	$0.91	$0.85	$1.33	$1.59

* Adjusted non-GAAP net income and adjusted non-GAAP diluted EPS are non-GAAP financial measures. Please see the discussion in the section entitled “Non-GAAP Financial Measures” and the reconciliation of GAAP to non-GAAP financial measures in Table III of this press release.

Second Quarter Results

	Three Months Ended
	June 30,		Change
	2026	2025	Dollars	%

	(in thousands)
Net revenues:
BAQSIMI®	$45,503	$46,687	$(1,184)	(3)%
Primatene MIST®	21,004	22,880	(1,876)	(8)%
Epinephrine	15,854	16,180	(326)	(2)%
Lidocaine	15,039	14,999	40	0%
Glucagon	11,905	20,602	(8,697)	(42)%
Ipratropium bromide	8,411	—	8,411	N/A
Other products	66,187	53,066	13,121	25%
Total net revenues	$183,903	$174,414	$9,489	5%

Changes in net revenues as compared to the second quarter of the prior year were primarily driven by:

●	BAQSIMI® sales decreased primarily due to a lower average selling price, as a result of a change in gross-to-net discounts due to changes in chargebacks and rebates and changes to the customer mix, impacting sales of approximately $8.1 million. This decrease was partially offset by an increase in unit volumes, contributing $6.9 million in sales driven by our continued marketing efforts.
o	Achieved the first annual net sales milestone under the asset purchase agreement with Eli Lilly & Company, or Lilly, for BAQSIMI®, with sales of $175.0 million for the contract year. The milestone triggers a payment of $100.0 million to Lilly which is due in the third quarter of 2026.
●	Primatene MIST® sales decreased due to the timing of customer purchases rather than changes in the underlying consumer demand. In store demand shows continued growth.
●	Epinephrine sales slightly decreased primarily due to a decrease in our epinephrine multi-dose vial product, as a result of increased competition, impacting sales by $2.2 million. This decrease was partially offset by an increase in demand for our epinephrine pre-filled syringe, as a result of other supplier shortages, contributing $1.9 million in sales.
●	Glucagon sales decreased primarily due to a lower average selling price, impacting sales by $7.5 million, as well as a decrease in unit volumes, which impacted sales by $1.2 million, as a result of competition and the continued shift to ready-to-use glucagon products such as BAQSIMI®.
●	Ipratropium bromide sales were $8.4 million following a successful launch in April 2026.
●	Other pharmaceutical product sales increased primarily due to recently launched products including an increase in iron sucrose sales of $3.5 million and teriparatide sales of $4.5 million, which we launched in August 2025 and December 2025, respectively. Albuterol sales increased primarily due to an increase in unit volumes, as we continue to see positive growth since its launch in August 2024. Additionally impacting sales, were an increase in phytonadione and sodium bicarbonate sales, driven by heightened demand, and an increase in API sales from our ANP subsidiary.

	Three Months Ended
	June 30,		Change
	2026	2025	Dollars	%

	(in thousands)
Net revenues	$183,903	$174,414	$9,489	5%
Cost of revenues	90,433	87,924	2,509	3%
Gross profit	$93,470	$86,490	$6,980	8%
as % of net revenues	50.8%	49.6%

Changes in the cost of revenues and gross margin were primarily driven by:

●	Recently launched products, including iron sucrose, teriparatide and ipratropium bromide, as well as an increase in sales of phytonadione, all of which are higher-margin products.
●	This was partially offset by:
o	The impact of lower average selling price for BAQSIMI®, glucagon, and our epinephrine multi-dose vial product
o	Increased manufacturing expenses due to the expansion of our manufacturing facility in Rancho Cucamonga, CA

	Three Months Ended
	June 30,		Change
	2026	2025	Dollars	%

	(in thousands)
Selling, distribution, and marketing	$13,335	$10,235	$3,100	30%
General and administrative	18,242	13,991	4,251	30%
Research and development	22,164	20,080	2,084	10%

●	Selling, distribution, and marketing expense increased primarily due to increased freight expense and the increase in marketing efforts for BAQSIMI®.
●	General and administrative expenses increased primarily due to an increase in legal expenses, expenses associated with implementing a new ERP system and salary and personnel-related expenses.
●	Research and development expenses increased due to an increase in clinical trials expense, primarily for our insulin pipeline products, as well as an increase in salary and personnel-related expenses. This increase was partially offset by a decrease in material and supply expenses.

	Three Months Ended
	June 30,		Change
	2026	2025	Dollars	%

	(in thousands)
Non-operating expenses:
Interest income	$2,287	$1,921	$366	19%
Interest expense	(6,659)	(6,281)	(378)	6%
Other income (expenses), net	3,187	1,511	1,676	111%
Total non-operating expenses, net	$(1,185)	$(2,849)	$1,664	(58)%

The change in non-operating expenses, net, is primarily a result of foreign currency fluctuation, as well as the mark-to-market adjustments relating to our interest rate swap contract during the three months ended June 30, 2026.

Cash flow provided by operating activities for the six months ended June 30, 2026, was $99.2 million.

Pipeline Information

The Company currently has one abbreviated new drug application (“ANDA”) and one biosimilar insulin candidate filed with the FDA for products targeting a combined market size exceeding $1.6 billion, along with two biosimilar products in development targeting a market size exceeding $3.5 billion, and three generic products in development targeting a market size of over $1.2 billion. This market information is based on IQVIA data for the 12 months ended June 30, 2026, supplemented by data provided by the branded company for one of the generic targets. The Company is developing multiple proprietary products with injectable, topical and intranasal dosage forms.

The Company’s proprietary pipeline also includes four recently in-licensed products including three proprietary peptides targeting oncology and ophthalmology indications, and a fully synthetic corticotropin compound designed to address inflammatory and autoimmune conditions.

Conference Call Information

The Company will hold a conference call to discuss its financial results today, August 6, 2026, at 2:00 p.m. Pacific Time.

To access the conference call, dial toll-free (877) 407-0989 or (201) 389-0921 for international callers, ten minutes before the conference.

The call can also be accessed on the Investors page on the Company’s website at www.amphastar.com.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company is disclosing non-GAAP financial measures when providing financial results. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results, including (i) Adjusted non-GAAP net income (loss) and (ii) Adjusted non-GAAP diluted EPS, which generally excludes amortization expense, share-based compensation, impairment charges, certain debt issuance costs, legal settlements, and other one-time events in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance because the Company’s management uses these measures internally for forecasting, budgeting, and measuring its operating performance. Whenever the Company uses such non-GAAP measures, it will provide a reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

Market Data

This press release contains market data that we obtained from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this press release, actual results may differ from the projections.

About Amphastar Pharmaceuticals, Inc.

Amphastar is a biopharmaceutical company that focuses on developing, manufacturing, and commercializing technically challenging generic and proprietary injectable, inhalation, and intranasal products. Additionally, the Company sells active pharmaceutical ingredient, or API products. Most of the Company’s finished products are contracted and distributed through group purchasing organizations, drug wholesalers, and drug retailers. More information and resources are available at www.amphastar.com.

Amphastar’s logo and other trademarks or service marks of Amphastar, including, but not limited to Amphastar®, BAQSIMI®, Primatene MIST®, REXTOVY®, Amphadase®, and Cortrosyn®, are the property of Amphastar.

Forward-Looking Statements

All statements in this press release and in the conference call referenced above that are not historical are forward-looking statements, including, among other things, statements relating to our expectations regarding future financial performance and business trends, our future growth and our ability to continue to scale, sales and marketing of our products, market size and expansion, product portfolio, product development, the timing of FDA filings or approvals, the timing of product launches, acquisitions and other matters related to our pipeline of product candidates, the timing and results of clinical trials, the impact of our products, including their potential for continued revenue growth, the strategic trajectory of and market for our product pipeline, our long-term strategic vision, our ability to leverage our existing expertise and technology, the impacts of any licensing agreements and ability to commercialize additional therapies, our in-house manufacturing expertise, our ability to deliver high-quality, affordable therapies to patients, our commercial momentum and position in the market. These statements are not facts but rather are based on Amphastar’s historical performance and our current expectations, estimates, and projections regarding our business, operations, and other similar or related factors. Words such as “may,” “might,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Amphastar’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Amphastar’s filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026, and our other filings or reports that we may file with the SEC. You can locate these reports through our website at http://ir.amphastar.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this release speak only as of the date of the release. Amphastar undertakes no obligation to revise or update information or any forward-looking statements in this press release or the conference call referenced above to reflect events or circumstances in the future, even if new information becomes available or if subsequent events cause our expectations to change.

Contact Information:

Amphastar Pharmaceuticals, Inc.

Bill Peters

Chief Financial Officer

(909) 476-3416

Table I

Amphastar Pharmaceuticals, Inc.

Condensed Consolidated Statement of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net revenues	$183,903	$174,414	$355,074	$344,942
Cost of revenues	90,433	87,924	191,282	173,201
Gross profit	93,470	86,490	163,792	171,741

Operating expenses:
Selling, distribution, and marketing	13,335	10,235	25,262	22,101
General and administrative	18,242	13,991	36,270	29,987
Research and development	22,164	20,080	48,901	40,176
Total operating expenses	53,741	44,306	110,433	92,264

Income from operations	39,729	42,184	53,359	79,477

Non-operating expenses:
Interest income	2,287	1,921	4,687	4,010
Interest expense	(6,659)	(6,281)	(13,212)	(12,567)
Other income (expenses), net	3,187	1,511	3,762	(723)
Total non-operating expenses, net	(1,185)	(2,849)	(4,763)	(9,280)

Income before income taxes	38,544	39,335	48,596	70,197
Income tax provision	8,196	8,305	11,828	13,882

Net income	$30,348	$31,030	$36,768	$56,315

Net income per share:
Basic	$0.69	$0.66	$0.83	$1.19
Diluted	$0.67	$0.64	$0.81	$1.15

Weighted-average shares used to compute net income per share:
Basic	43,644	46,949	44,483	47,295
Diluted	44,225	48,128	45,341	49,009

Table II

Amphastar Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	December 31,
	2026	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$223,614	$170,177
Restricted cash	235	235
Short-term investments	66,509	112,635
Restricted short-term investments	2,200	2,200
Accounts receivable, net	144,857	143,560
Inventories	179,907	176,890
Income tax refunds and deposits	2,628	17,167
Prepaid expenses and other assets	11,001	13,152
Total current assets	630,951	636,016

Property, plant, and equipment, net	316,063	310,567
Finance lease right-of-use assets	152	221
Operating lease right-of-use assets	72,911	42,931
Goodwill and intangible assets, net	647,833	565,965
Other assets	33,392	31,135
Deferred tax assets	42,464	42,464
Total assets	$1,743,766	$1,629,299

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$251,371	$148,348
Income taxes payable	546	239
Current portion of long-term debt	2,488	1,641
Current portion of operating lease liabilities	8,800	7,928
Total current liabilities	263,205	158,156

Long-term reserve for income tax liabilities	5,926	5,926
Long-term debt, net of current portion and unamortized debt issuance costs	609,564	608,749
Long-term operating lease liabilities, net of current portion	67,470	37,684
Other long-term liabilities	29,444	29,979
Total liabilities	975,609	840,494
Commitments and contingencies
Stockholders’ equity:
Preferred stock: par value $0.0001; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock: par value $0.0001; 300,000,000 shares authorized; 62,306,254 and 42,532,225 shares issued and outstanding, respectively, as of June 30, 2026 and 61,779,883 and 45,645,497 shares issued and outstanding, respectively, as of December 31, 2025	6	6
Additional paid-in capital	553,002	535,380
Retained earnings	703,649	666,881
Accumulated other comprehensive loss	(5,904)	(5,314)
Treasury stock	(482,596)	(408,148)
Total stockholders' equity	768,157	788,805
Total liabilities and stockholders’ equity	$1,743,766	$1,629,299

Table III

Amphastar Pharmaceuticals, Inc.

Reconciliation of Non-GAAP Measures

(Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

GAAP net income	$30,348	$31,030	$36,768	$56,315
Adjusted for:
Intangible asset amortization	6,269	6,269	12,539	12,509
Share-based compensation	7,090	6,382	16,364	14,775
Litigation provision	—	—	1,000	—
Income tax provision on pre-tax adjustments	(2,948)	(2,788)	(6,434)	(5,835)
Adjusted non-GAAP net income	$40,759	$40,893	$60,237	$77,764

Adjusted non-GAAP net income per share:
Basic	$0.92	$0.87	$1.35	$1.64
Diluted	$0.91	$0.85	$1.33	$1.59

Weighted-average shares used to compute adjusted non-GAAP net income per share:
Basic	43,644	46,949	44,483	47,295
Diluted	44,225	48,128	45,341	49,009

	Three Months Ended June 30, 2026

		Selling,	General	Research
	Cost of	distribution	and	and	Income
	revenue	and marketing	administrative	development	tax provision
GAAP	$90,433	$13,335	$18,242	$22,164	$8,196
Intangible asset amortization	(6,250)	—	—	(19)	—
Share-based compensation	(1,557)	(359)	(4,513)	(661)	—
Income tax provision on pre-tax adjustments	—	—	—	—	2,948
Non-GAAP	$82,626	$12,976	$13,729	$21,484	$11,144

	Three Months Ended June 30, 2025

		Selling,	General	Research
	Cost of	distribution	and	and	Income
	revenue	and marketing	administrative	development	tax provision
GAAP	$87,924	$10,235	$13,991	$20,080	$8,305
Intangible asset amortization	(6,250)	—	—	(19)	—
Share-based compensation	(1,400)	(311)	(4,068)	(603)	—
Income tax provision on pre-tax adjustments	—	—	—	—	2,788
Non-GAAP	$80,274	$9,924	$9,923	$19,458	$11,093

	Six Months Ended June 30, 2026

		Selling,	General	Research
	Cost of	distribution	and	and	Income
	revenue	and marketing	administrative	development	tax provision
GAAP	$191,282	$25,262	$36,270	$48,901	$11,828
Intangible asset amortization	(12,500)	—	(1)	(38)	—
Share-based compensation	(4,013)	(719)	(9,650)	(1,982)	—
Litigation provision	—	—	(1,000)	—	—
Income tax provision on pre-tax adjustments	—	—	—	—	6,434
Non-GAAP	$174,769	$24,543	$25,619	$46,881	$18,262

	Six Months Ended June 30, 2025

		Selling,	General	Research
	Cost of	distribution	and	and	Income
	revenue	and marketing	administrative	development	tax provision
GAAP	$173,201	$22,101	$29,987	$40,176	$13,882
Intangible asset amortization	(12,470)	—	(1)	(38)	—
Share-based compensation	(3,738)	(624)	(8,637)	(1,776)	—
Income tax provision on pre-tax adjustments	—	—	—	—	5,835
Non-GAAP	$156,993	$21,477	$21,349	$38,362	$19,717